Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Itai Perry, Shlomi Zerahia, Kajal Shah-Sakaria, Ben Ozeri, and Gal Sagi as the undersigned’s true and lawful attorneys-in-fact to:

(1)       execute for and on behalf of the undersigned, in the undersigned’s capacity as a reporting person pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder of Payoneer Global Inc. (the “Company”), Forms 3, 4 and 5, including any amendments thereto, in accordance with Section 16(a) of the Exchange Act;

(2)       do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto and timely file such form with the United States Securities and Exchange Commission and the applicable stock exchange or similar authority; and

(3)       take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys- in-fact may approve in the discretion of any of such attorneys-in-fact.

The undersigned hereby grants to each such attorney-in-fact full power and authority to act separately and to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act. The undersigned further acknowledges and releases the foregoing attorneys-in-fact from any and all liability with respect to any documents prepared, executed or filed by any of the attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney, including the content or timeliness of such filing, and irrevocably waives any claim he or she may have against such attorneys-in-fact and the Company with respect to the foregoing. The undersigned undertakes to fully cooperate with such attorneys-in-fact and to timely provide full and accurate information, as applicable and as necessary, with respect to all such documents executed by any of the attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney.

This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined herein, and the authority of the attorneys-in-fact named in any such prior power of attorney is hereby revoked.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier (i) revoked by the undersigned or any of the foregoing attorneys-in-fact (with respect to such attorney-in- fact) in a signed writing delivered to the other party (ii) expired with respect to any individual attorney-in-fact if such attorney-in-fact ceased to be an employee of the Company, or (iii) superseded by a new power of attorney regarding the purposes outlined herein dated as of a later date.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this February 1, 2024.

Signature: /s/ Avi Zeevi

Name: Avi Zeevi